EXHIBIT 10.56

                  Morgens, Waterfall, Vintiadis & Company, Inc.

     JOANN McNIFF, ESQ.                               10 EAST 50TH STREET
       (212) 705-0534                               NEW YORK, NEW YORK 1022
       jmcniff@mwv.com                                   (212) 705-0500
                                                     FAX:  (212) 838-5540


                              Waiver of Compliance

February 22, 2000

To:      Elsinore Corporation
         202 Fremont Street
         Las Vegas, Nevada 89101

Re:      12.83% Notes due 2001 of Elsinore Corporation
         CUSIP No. 290308AD7
         In the Principal Amount of $11,104,000

               Reference is made to that certain Amended and Restated Indenture dated as of March 3, 1997, as amended by that certain First Supplemental Amended and Restated Indenture dated as of September 18, 1997 (as so amended, the "Indenture"), by and among Elsinore Corporation (the "Company"), the guarantors named therein, and U.S. Bank Trust National Association, as trustee (the "Trustee"), regarding the 12.83% Notes due 2001 of the Company, in aggregate principal amount of $11,104,000 (the "Notes").

         The undersigned, pursuant to Section 10.2 of the Indenture, hereby:

               (1) certifies that it is the beneficial holder of the above referenced Notes, in the aggregate principal amount of $11,104,000 (the "Principal Amount"), which Principal Amount is, on the date hereof, on deposit in the Depository Trust Company ("DTC") account of Morgan Stanley & Co., Inc. ("Morgan Stanley"), in the record name of Cede & Co. as nominee; and

               (2) waives, and instructs the Trustee to waive, the remaining deferred payment of interest ($214,520) due on the Principal Amount of the Securities on December 30, 1999 for one hundred eighty (180) days.

               The waiver set forth above shall be limited precisely as written and relates solely to the semi-annual payment of interest due on the Principal Amount of the Notes due on August 31, 1998, in the manner and to the extent described above, and nothing in this waiver shall be deemed to

               (a)  constitute a waiver of compliance by Company with respect to
               (i) Company's compliance with Section 5.1 of the Indenture in any other instance, including (x) payments of principal or interest required to be made to the undersigned on any date other than on August 31, 1998, and (y) payments of principal or interest required to be made at any time to Trustee, or to any holders of Securities other than the undersigned; or (ii) any other term, provision or condition of the Indenture, the Securities, or any other instrument or agreement referred to therein or ancillary thereto, or

               (b) prejudice any right or remedy that Trustee, the undersigned, or any other holder of Notes may now have or may have in the future under or in connection with the Indenture, the Notes, or any other instrument or agreement referred to therein or ancillary thereto.

               Except as expressly set forth herein, the terms, provisions, and conditions of the Indenture, the Securities, and the other instruments and agreements referenced therein or ancillary thereto shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

               This Waiver shall be effective upon delivery to the Company. All capitalized words not defined herein are used as defined in the Indenture.

                                                     Sincerely,


                                                     /s/ Joann McNiff

                                                     Joann McNiff